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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2004, in the Registration Statement (Form S-11 No. 33-            ) and related Prospectus of Bimini Mortgage Management, Inc. for the registration of [10,650,577] shares of its common stock.

                      /s/ Ernst & Young LLP

Miami, Florida
April 14, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS